Exhibit 99.1

         Company Contact:  Michael Umana
                                    Saucony, Inc.
                                    Chief Financial Officer,
                                    Chief Operating Officer/Treasurer
                                    (978) 532-9000
                                    (800) 625-8080

         Investor Relations:        Chad A. Jacobs/Brendon Frey
                                    Integrated Corporate Relations
                                    (203) 222-9013
                                    cjacobs@icr-online.com

For Immediate Release

                    SAUCONY CONSIDERS STRATEGIC ALTERNATIVES

Peabody, Massachusetts - August 2, 2004 - Saucony, Inc. (NASDAQ: SCNYA and SCNYB) announced today that it has retained the services of Chestnut Securities, Inc., Boston, Massachusetts, to assist the Company in its analysis and consideration of various strategic alternatives that may be available to it, including a possible sale of the Company. The Company has not determined whether to pursue any particular strategic alternative. There can be no assurance that, if any transaction is commenced, it will be completed or as to the value that any such transaction might have for the Company's stockholders.

                           --------------------------

Saucony, Inc. designs, develops and markets (i) a broad line of performance-oriented athletic shoes for adults under the Saucony(R) brand name,
(ii) athletic apparel under the Hind(R) brand name and (iii) athletic and workplace shoes under the Spot-bilt(R) name.

Chestnut Securities, Inc. is a Boston-based private investment bank and member of the NASD and SIPC. Its phone number is 617-832-8600.

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends," "estimates," and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's Annual Report on Form 10-K under "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Other Factors that May Affect Future Results" ("Certain Factors") filed by Saucony, Inc. with the Securities and Exchange Commission on April 1, 2004, which Certain Factors discussion is incorporated herein by this reference. In particular, there can be no assurance that the Company will enter into a strategic transaction, that, if any transaction is commenced, it will be completed or as to the value that any such transaction might have for the Company's stockholders. All forward-looking statements are made only as of the date of this press release. The Company makes no undertaking to update any of these statements.